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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report (Form 10-K) of Novellus Systems, Inc. of our report dated January 17, 2000, included in the 1999 Annual Report to Shareholders of Novellus Systems. Our audits also included the financial statement schedule of Novellus Systems, Inc. listed in Item 14(a). This schedule is the responsibility of management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-48037) and the related Prospectus and Registrations Statements (Form S-8 Nos. 333-11825, 33-88156, 33-51056, 33-36787, 33-25897, 33-62807,
333-35487, 333-65567, and 333-80453) pertaining to the Amended and Restated 1992 Employee Stock Purchase Plan, the Amended and Restated 1984 Stock Option Plan, the Employee Stock Purchase Plan, and the Amended and Restated 1992 Stock Option Plan, and in the related prospectuses of our report dated January 17, 2000, with respect to the consolidated financial statements of Novellus Systems, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1999.


                                                           /s/ ERNST & YOUNG LLP


San Jose, California
March 24, 2000